Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is made and entered into by and between Richard B. Maltz (hereinafter referred to as the “Executive”) and Bar Harbor Bank & Trust and Bar Harbor Bankshares (hereinafter referred to as the “Company”).  This Agreement is entered into to resolve all matters between the Executive and the Company, including those concerning the Executive’s employment with the Company and the termination of that employment.  As used herein, “the Parties to this Agreement” or “the Parties” shall refer collectively to the Executive and the Company.

Whereas, the Executive was employed with the Company for a period of time as Executive Vice President, Chief Operating Officer & Chief Risk Officer; and

Whereas, the Executive’s employment with the Company ended for all purposes effective the close of business on April 30, 2021 (the “Separation Date”); and

Whereas, the Parties desire by this Agreement to fully and finally compromise, settle, resolve and release all matters, claims, disputes, disagreements, differences, and causes of action of any kind whatsoever, whether known or unknown, whether asserted or unasserted, which the Executive had, has or may have against the Company or any of the Company Releasees (as defined in Section 4 hereunder), specifically including, but not limited to, any and all claims, disputes and causes of action relating to or arising out of the Executive’s employment relationship with the Company and the termination of that employment; and

Whereas, the Parties desire by this Agreement to have an amicable separation of their employment relationship and to fully and finally compromise, settle, resolve and release all matters relating to their employment relationship and the termination of that relationship; and

Whereas, the Parties’ entry into this Agreement is not an admission of liability or wrongdoing by or on the part of any Party, nor shall this Agreement be construed as such by the Parties.

Now Therefore, in consideration of the covenants and mutual promises and agreements herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.Separation Of Executive’s Employment Relationship With The Company.  In consideration of the complete and proper execution of this Agreement by the Parties, the covenants and promises contained herein, and the final and irrevocable effectiveness of this Agreement, the Parties have agreed to the following provisions regarding the cessation of the Executive’s employment with the Company:

A.The Executive’s employment with the Company terminated for all purposes effective the close of business on the Separation Date.  The Executive understands, acknowledges and agrees that, as of the Separation Date, (i) he ceased to be an executive, employee, officer or agent of the Company or any of parents, subsidiaries, affiliates, divisions and related companies (the “Company Group”), (ii) he no longer has any duties, responsibilities or powers as an officer, executive, employee or agent of the Company or any of the Company Group, and (iii) he does not possess any rights or claims to any future employment or reinstatement with any member of the Company Group, or their

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respective successors or assigns.  The Executive hereby acknowledges his resignation, effective as of the Separation Date, from any and all officer, director, advisor or other positions he may have had or held with the Company or any member of the Company Group.

B.The Executive promises, covenants and agrees not to apply for employment or otherwise seek to be hired, rehired, or reinstated by the Company or any of the Company Group.  The Executive agrees that should he apply for employment with the Company or any member of the Company Group, the Company or member of the Company Group shall have cause to deny the Executive’s application for employment without recourse and shall not be liable for any damages now or in the future for their refusal to employ the Executive.  The Executive further warrants that his agreement not to seek employment with the Company or any member of the Company Group will not substantially restrict his ability to find other employment.

C.The Company shall timely pay the Executive that portion of his base salary due and owing to him through the Separation Date, and any earned and unused vacation pay for calendar year 2021 due and owing to the Executive through the Separation Date, less applicable withholdings and deductions.

D.The Company shall reimburse the Executive, in accordance with the current policies of the Company, for all reasonable, ordinary and necessary documented expenses incurred by the Executive in connection with the performance of his duties prior to the Separation Date, provided that the Executive’s reimbursement request is submitted and documented in accordance with current policies of the Company within the applicable time limits under such policies.

E.The Executive understands, acknowledges and agrees that, for a period of three (3) months after the Separation Date, the Company, by and through its President or his designee, may contact the Executive from time to time seeking information and consultation regarding matters pertaining to the business and operations of the Company and that he will reasonably cooperate with and render reasonable assistance to the Company in response to such contacts and inquiries without any obligation on the part of the Company to compensate him beyond the express provisions of this Agreement; provided, however, that the Company shall reimburse the Executive, in accordance with the current policies of the Company, for any pre-approved, reasonable and documented expenses he incurs in responding to such contacts and inquiries from the Company, and provided further that said cooperation does not unreasonably interfere with the Executive’s then current employment, if any.

F.The Executive’s right to continue to participate in any of the retirement, insurance and other benefit plans and programs of the Company or any of the Company Releasees (as defined in Section 4 hereunder) in effect as of the Separation Date, as any such plans and programs may be amended from time to time, shall be determined subject and according to the terms and provisions of such plans and programs, any rules and regulations established with respect to the implementation and administration of such plans and programs, and applicable law.

G.Except as otherwise provided in this Agreement, the Executive specifically waives, releases and discharges any right or entitlement he may have to any further wages, salary, incentive compensation, bonuses, commissions, incentive payments, equity rights awards, or other wage compensation from the Company.

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2.Payment And Action Taken By The Company.  In consideration of and subject to the complete execution of this Agreement by the Parties, the covenants and promises of the Parties contained herein, and the final and irrevocable effectiveness of this Agreement, and as a material inducement for the Executive to execute this Agreement, and subject to (a) the Executive timely delivering to the Company a properly executed original of this Agreement within the Review Period (as defined in Section 18 of this Agreement), (b) the Executive not revoking this Agreement within the stated Revocation Period (as defined in Section 20 of this Agreement), and (c) the Executive’s fulfillment of his obligations and ongoing compliance with the representations and covenants set forth in this Agreement, the Company agrees to the following:

A.The Company or its designee shall make a lump sum separation payment to the Executive in the total amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), less applicable withholding taxes and deductions, on the Company’s first or second regularly scheduled bi-weekly payday after the Effective Date (as defined in Section 20 of this Agreement (the “Separation Payment”).  The Company will deposit the Separation Payment directly into the bank account the Executive has used for direct deposit of his paychecks.

B.The Company will arrange for the Executive’s separation from employment with the Company to be classified as a retirement for purposes of any existing rights the Executive has or may have, and any existing awards granted to the Executive, as of the Separation Date, under the Company’s equity, equity rights, and long term executive incentive plans, including the 2018 through 2020 Long Term Executive Incentive Plan, the 2019 through 2021 Long Term Executive Incentive Plan, the 2020 through 2022 Long Term Executive Incentive Plan and the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2015 and the Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2019 (collectively, the “Equity and Incentive Plans”), if and as applicable.  The Executive’s right to continue to participate in, and other rights and obligations under, the Company’s Equity and Incentive Plans, if and as applicable, shall be determined subject and according to (i) the terms and conditions of such plans as of the Separation Date, (ii) any rules and regulations established with respect to the implementation and administration of such plans, and (iii) applicable law.  For the purpose of determining the Executive’s entitlement with respect to the awards granted to the Executive under the Equity and Incentive Plans, the Executive’s Separation Date shall also be considered to be the Executive’s retirement date.  Accordingly, subject to the Executive’s compliance with the terms of this Agreement and the terms and conditions of the Equity and Incentive Plans, and any rules and regulations established with respect to the implementation and administration of such plans, the awards granted to the Executive under the Equity and Incentive Plans as of the Separation Date will be permitted to vest and mature in the normal manner and, subject to the performance of and results achieved by the Company, will be paid out in accordance with the terms, conditions and timing of such plans.  Following the Separation Date, the Executive is not eligible or entitled to be granted, and will not be granted, any further awards under the Company’s equity, equity rights, and long term executive incentive plans, and executive annual incentive programs.

C.The Company agrees to waive all rights, title and ownership interest it has or may have in, and allow the Executive to permanently retain, the iPhone11 Pro, iPad Pro 12.9” and HP Elitebook 840 G6 laptop computer the Company purchased and provided to the Executive for use by the Executive during the course of his work on behalf of the Company, subject to the temporary return by the Executive of such iPad and laptop computer to the Company no later than the Effective Date so that the Company’s IT Department or its agents can wipe all Confidential Information and computer programs licensed or belonging to the Company from such iPad and laptop.

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D.In the event the Executive elects to continue his current coverage for health benefits beyond the Separation Date under the Bank’s group health plans pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA), the Bank will pay, on a monthly basis, the monthly premium cost for such COBRA coverage through the earlier of (i) October 30, 2021, or (ii) the date the Executive obtains or is eligible to receive health benefits coverage from any employer-based source other than the Bank (the “COBRA Payments”).  Thereafter, the Executive will be responsible for paying 100% of all COBRA premiums or may elect to cancel coverage.  The Executive must notify the Company in writing as soon as he has notice that he is eligible to receive such health benefits coverage from any employer-based source other than the Company.

E.The Executive understands, acknowledges and agrees that the foregoing Separation Payment, COBRA Payments and action to be taken with respect to the Equity and Incentive Plans are made in complete satisfaction of, and in lieu of, any and all claims for severance pay, bonus pay, incentive compensation, equity grants or any other compensation, benefits or payments to which the Executive is or may claim to be entitled, whether under common law or any Company or Company Group policy, practice or plan, and that the Company is giving the Executive compensation and other things of value under this Agreement that the Executive would not otherwise receive or be entitled to receive.

F.The Parties acknowledge, understand and agree that Section 2 of this Agreement shall not be binding on the Company if the Executive commits a material breach or material violation of any of the terms or conditions of this Agreement.  More specifically, if the Executive commits a material breach or material violation of any of the terms or covenants set forth in this Agreement, the Company shall have (i) no further obligation to make the Separation Payment to the Executive or the COBRA Payments, (ii) the right to obtain from the Executive reimbursement in full of the Separation Payment and the COBRA Payments, if already paid pursuant to this Agreement, and (iii) the right to seek or pursue any and all other rights or remedies available to the Company under this Agreement or applicable law.

3.No Other Payments Or Benefits.  The Parties acknowledge and agree that other than the payments or benefits set forth or acknowledged in this Agreement, or as otherwise provided below, the Company is not under any further obligation to make or provide any payments or benefits to the Executive.  The Executive further acknowledges and agrees that, upon receiving the Separation Payment and COBRA Payments described in this Agreement, and except as otherwise provided in this Agreement, he will have received all wage compensation and other compensation or remuneration of any kind due or owed to him by the Company or any of the Company Releasees (as defined in Section 4 below), including, but not limited to, all salary, bonuses, incentive-based compensation, paid vacation, or expense reimbursement.  The Executive expressly represents, acknowledges and agrees that, except as provided in this Agreement, he is entitled to no other wages, salary, incentive compensation, bonuses, compensation, privileges, perquisites, benefits, equity or equity units or rights, or payments from the Company other than (a) any rights the Executive may have under the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA), (b) any rights the Executive may have to receive any amounts in his 401(k) account, (c) rights the Executive may have upon termination of his employment under the Company’s Executive Incentive Plans (which shall be determined subject and according to the terms and provisions of such plans as of the Separation Date and applicable law), and (d) any rights the Executive may have to seek or receive unemployment compensation benefits.  This Agreement shall not be construed as limiting or extending the Executive’s rights, under COBRA

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or other applicable law, to continuation of medical and hospitalization coverage under the Company’s health benefits plan.  The Company will give the Executive a separate notice explaining those rights.

4.General Release Of Claims.  In consideration of the obligations undertaken herein by the Company, the Executive, for himself and his heirs, assigns, executors, administrators, agents, successors in interest, and legal representatives, hereby expressly releases, acquits and absolutely and forever discharges Bar Harbor Bankshares, Bar Harbor Bank & Trust, the Company Group, its or their current or former parents, subsidiaries, affiliates, divisions, predecessors, successors, subrogees, assigns and related companies, and each and all of their current or former agents, officers, directors, shareholders, members, employees, representatives, managers, attorneys, successors, predecessors, administrators, heirs, executors, trustees, employee welfare benefit plans, assigns and insurers, and all persons acting by, through, under or in concert with any of them, and each of them (referred to collectively as the “Company Releasees”), of and from any and all claims, demands, complaints, liabilities, causes of action, controversies, damages, charges, agreements, promises, obligations, rights, actions, remedies, suits, injuries, debts, expenses, and claims for attorneys’ fees, whether at law or in equity, of any kind or nature whatsoever, whether asserted or unasserted, whether known or unknown, whether disclosed or undisclosed, and whether suspected or unsuspected, which the Executive now has, owns or holds, or claims to have, own or hold, or which the Executive at any time had, owned or held, or claimed to have had, owned or held, against the Company Releasees, and each or any of them, from the beginning of time up to and including the date the Executive executes this Agreement, including, but not limited to, (a) any and all claims, losses, injuries or damages of any kind whatsoever resulting from, arising out of or connected directly or indirectly with the Executive’s employment with the Company or the termination of that employment, (b) any and all claims of any kind whatsoever resulting from, arising out of or connected directly or indirectly with any other relationship between the Executive and the Company or any of the Company Releasees, (c) any and all claims or rights under the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act of 1988, the National Labor Relations Act, Executive Order 11246, the Maine Human Rights Act, the New Hampshire Law Against Discrimination, or any other federal, state or local laws, regulations or ordinances prohibiting employment discrimination, harassment or retaliation, (d) any and all claims or rights under any federal, state or local laws, regulations or ordinances prohibiting retaliation against whistleblowers, including, but not limited to, the Maine Whistleblower Protection Act, (e) any and all claims or rights under federal, state or local laws, regulations or ordinances relating to the payment of wages, bonuses, incentives and other compensation to employees, (f) any and all claims or rights under the federal Family and Medical Leave Act or any state or local leave laws, regulations or ordinances, including, but not limited to, the Maine Family and Medical Leave Act, (g) any and all claims or rights arising out of any legal restrictions on a company’s right to terminate its employees, (h) any and all claims or rights under any change-in-control or severance plan, (i) any and all rights, entitlements, claims or obligations of any kind whatsoever relating to, arising out of or connected directly or indirectly with any employment agreements, letter agreements, commission agreements, incentive plans or compensation agreements with the Company or any of the Company Releasees, and (j) any other claims or rights under federal, state or local laws or common law.  Notwithstanding the foregoing, this release shall not release or otherwise affect or limit: (i) the rights and obligations of the Parties arising out of this Agreement; (ii) any and all claims, obligations or liabilities of any kind whatsoever resulting from, arising out of or connected directly or indirectly with any consumer or commercial banking or other business

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relationship or dealings (i.e., not employment related) between the Company or any of the Company Releasees and the Executive or any entities owned or controlled by the Executive in whole or in part; (iii) government-mandated benefits such as unemployment compensation or COBRA; (iv) any vested ERISA benefits or vested equity rights; (v) any right the Executive may have to file a charge or complaint with any federal, state or local governmental agency or authority charged with the enforcement of any laws, or to participate in or cooperate with any investigation or proceeding conducted by any such agency; (vi) any future claims that arise solely and completely after the Executive executes this Agreement; (vii) any other claims which by law cannot be released.  This release also does not release any right the Executive might have to file a claim for or receive workers’ compensation indemnity or medical benefits; however, by signing this Agreement, the Executive affirms that he has reported all his workplace injuries and occupational diseases to the Company.  This release is binding upon the heirs, successors and assigns of the Executive and the administrator/executor of his estate.

By signing this Agreement, the Executive represents, acknowledges and agrees that: (i) the Company properly provided any leave of absence because of the Executive’s or a family member’s health condition and the Executive has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (ii) he has had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other Company Releasees; (iii) he has reported any pending judicial or administrative complaints, claims, or actions filed against the Company or any other Company Releasees; and (iv) he has not raised a claim of sexual harassment or abuse with the Company.

By signing this Agreement, the Executive promises, covenants and agrees to the fullest extent permitted by law, never to commence, aid in any way, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are released by this Agreement.  The Executive promises, covenants and agrees to indemnify and hold harmless the Company and each or any of the Company Releasees, from and against any and all claims, demands, causes of actions, obligations, damages or liabilities, including court costs and reasonable attorneys’ fees, arising from or incurred in connection with any action or proceeding brought, filed or prosecuted by the Executive contrary to the provisions of this Agreement.  The Executive acknowledges and agrees that the above stated release releases and precludes any claims of which the Executive is not now aware and of which he may only become aware at some later date.  Nevertheless, the Executive fully and freely intends to and does, by executing this Agreement, release any such claims.

Nothing contained herein shall be construed to alter, limit or release any right to indemnification, advancement of expenses, and similar rights the Executive may have pursuant to applicable law or the Company’s governance instruments, or any coverage the Executive may have under insurance maintained by or on behalf of the Company relating to actions by the Executive on behalf of the Company within the scope of and during the course of his employment with the Company.

5.No Interference With Rights.  The Executive understands, acknowledges and agrees that nothing contained in this Agreement, specifically including, but not limited to, Sections 4 (General Release Of Claims), 6 (Non-Disclosure Of Confidential Information), 7 (Notice of Immunity For Confidential Disclosure Of A Trade Secret In Particular Circumstances), 8 (Non-Disparagement), 9 (Non-Solicitation Of Claims), 10 (Return Of Property), 11 (Confidentiality), 12 (Cooperation), 13

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(Representation Regarding Private Legal Action), 14 (Non-Solicitation And Non-Interference Covenants), and 15 (Survival And Reaffirmation Of Terms And Provisions Of Other Restrictive Covenants), is intended to or shall:

A.Prevent the Executive from: (i) filing a charge or complaint with, reporting possible violations of any law or regulation to, making disclosures to, communicating with, or participating in or cooperating with an investigation or proceeding conducted by, the U.S. Securities and Exchange Commission, the U.S. Department of Labor, the U.S. Department of Justice or any other federal, state or local governmental agency or authority charged with the enforcement of any laws; or (ii) providing truthful and accurate information in response to inquiries from the Company’s government regulators, or in response to lawfully issued legal process or a court order.

B.Interfere with or limit in any way the Executive’s right or ability to file a charge, complaint or claim of discrimination or retaliation, or to communicate, with the Equal Employment Opportunity Commission or any comparable state or local agencies, or to cooperate with or participate in any investigation or other action conducted by or proceeding brought before any such agencies.  Such agencies have the authority to carry out their statutory duties by investigating charges, complaints and claims, issuing determinations, filing lawsuits in court in their name, and/or taking any other action authorized under the statutes they are charged with enforcing.

By signing this Agreement, the Executive is, however, waiving and releasing any and all rights the Executive has or may have to recover monetary damages or other individual remedies or relief (including any back pay, front pay, reinstatement or other legal or equitable relief) from the Company or the Company Releasees in connection with any charge, complaint, or assertion of claims by the Executive or by any third party on the Executive’s behalf, or any of the claims that are released by the Executive under this Agreement (other than any right the Executive may have to receive an award directly from a government agency and not from the Company or the Company Releasees), except where such a waiver of individual relief is prohibited by law.

6.Non-Disclosure Of Confidential Information.  The Executive acknowledges and agrees that during the course of his employment with the Company, he has acquired, had access to or had possession, custody or control of certain confidential and proprietary information and materials or trade secrets concerning the business and practices of the Company Group (specifically including, but not limited to: financial information; business forecasts and plans; marketing and promotional plans, proposals or strategies; client and customer names, addresses, lists and other information; prospect lists and information; client and customer accounts and account numbers; pricing information; business methods; contracts; personnel information; and third party personal identifying information) which are not available generally to the public and which have been developed or acquired by the Company with considerable effort and expense (referred to collectively as “Confidential Information”).  By signing this Agreement, the Executive promises and agrees, at all times after the Separation Date (a) to maintain and ensure the strictest confidentiality of all Confidential Information, (b) not to directly or indirectly disclose, divulge or reveal any Confidential Information to any entity or person outside of the Company, and (c) not to retain, use or misappropriate any Confidential Information for any purpose whatsoever, including, but not limited to, his own or another entity’s or person’s gain or benefit.  By signing this Agreement, the Executive understands and acknowledges that it is the Company’s position

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that all Confidential Information constitutes the important and sensitive proprietary business property of the Company and that this provision encompasses confidential and proprietary information and materials which may not be trade secrets.  The Executive’s obligations under this Section 6 are in addition to, but not in limitation or preemption of, any other obligations of confidentiality which the Executive has or may have to the Company and the Company Group under general legal, fiduciary or equitable principles.  By signing this Agreement, the Executive represents and warrants to the Company that, at no time prior to the date he executes this Agreement, did he engage in any conduct that would breach any of the terms and provisions of the covenants set forth in this Section 6.

7.Notice Of Immunity For Confidential Disclosure Of A Trade Secret In Particular Circumstances. The Executive is hereby provided notice that, under the 2016 Defend Trade Secrets Act (DTSA), an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) under either of the following conditions: (a) where the disclosure (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (ii) is made solely for the purpose of reporting or investigating a suspected violation of law; or (b) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public.  See 18 U.S.C. § 1833(b)(1)).  Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except as permitted by court order.  See 18 U.S.C. § 1833(b)(2).

8.Non-Disparagement.

A.The Executive promises, covenants and agrees that he will never say, write, express, discuss, disclose, or otherwise communicate or relate, or cause another person or entity to say, write, express, communicate or relate, anything derogatory, disparaging, false or defamatory about the Company or any of the Company Releasees, or their business practices and activities, to any third person or entity (including the press or other media), regardless of the form of media or communication (whether verbal or written, digital, electronic or otherwise),  except when otherwise required by law or process of law.  Further, the Executive promises, covenants and agrees that he will never make any oral or written statements or take any action detrimental to the goodwill of the business of the Company or any of the Company Group, or their officers, directors, employees or agents or to the relationships of the Company or any of the Company Group with its or their respective suppliers, customers, employees and other persons having dealings with the Company or any of the Company Group which would otherwise disparage or reflect unfavorably upon the Company or any of the Company Group, or their officers, directors, employees or agents.

B.The Executive also agrees that, unless he has prior written authorization from the Company, he may not disclose or allow disclosure of, or take any action likely to cause the disclosure of, any information about the Company or any of the Company Group to any reporter, author, publisher, producer, media outlet or similar person or entity, or take any other action likely to result in such information being made available to the general public in any form, including, without limitation, articles, books or writings of any other kind, as well as film, video, audio, digital or electronic recording, internet, or through any other medium.  The Executive further agrees that he will not use or take any action likely to result in the use of the name (or any abbreviation thereof) of any of the

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Company Group, or the name of any officer, director, employee or agent of any of the Company Group, in connection with any publication to the general public in any medium.  Notwithstanding the foregoing, nothing herein shall preclude the Executive from disclosing non-confidential, non-proprietary information regarding his employment with the Company as might ordinarily be contained in a resume or similar document or customarily required to be disclosed during the course of job searching or in a job interview.

C.The Company promises and agrees not to authorize any person to say, write, express, communicate or relate anything derogatory, disparaging, false or defamatory about the Executive to any third person or entity not employed by or affiliated with the Company or any of the Company Releasees.  The Company further agrees that it will instruct Curtis C. Simard, Josephine Iannelli, John M. Mercier, Marion Colombo, Jenny Svenson and Jason Edgar in writing (i) not to say, write, express, discuss, disclose or otherwise communicate or relate, or cause another person or entity to say, write, express, communicate or relate, anything derogatory, disparaging, false or defamatory about the Executive or his business practices and activities to any person or entity, except when otherwise required by law or process of law, and (ii) not to make any oral or written statements or take any action detrimental to the relationships of the Executive with his future employers and other persons having dealings with the Executive or which would otherwise disparage or reflect unfavorably on the Executive; provided that the foregoing provision is not intended to prevent such individual from providing truthful and accurate information in response to legal process, or from having otherwise lawful communications with the Company’s financial, accounting, IT, audit, insurance, legal or tax advisors, and employees of the Company on an as needed basis.

D.Nothing in this Section 8 is intended to prevent the Executive from providing truthful and accurate information in response to inquiries from the Company’s government regulators or in response to lawfully issued legal process or a court order

9.Non-Solicitation Of Claims.  The Executive promises, covenants and agrees not to solicit, encourage or contact any person or entity concerning the maintenance of any private party claims, actions, demands or lawsuits whatsoever against the Company or any of the Company Releasees.  The Executive further promises, covenants and agrees not to promote any private party actions, claims, demands or lawsuits against the Company or any of the Company Releasees, except as required by law.

10.Return Of Property.  The Executive acknowledges and agrees that all property, materials, documents and information relating in any way to the business of the Company or any of the Company Group, including, but not limited to, Confidential Information disclosed to, or provided to, or acquired by, or generated by, the Executive, or which the Executive had access to or care, custody or control of during the course of his employment with the Company, remains the sole and exclusive property of the Company or member of the Company Group, as applicable.  The Executive shall return and surrender to the Company on or before the Separation Date, the original and all copies of all documents, information and property (including, but not limited to, any and all reports, books, charts, files, records, correspondence, emails and other stored or recorded information, office keys, computer access codes, software, cell/mobile phones, tablets, computer hardware, databases, business machines and equipment, automobiles, Confidential Information and any other property and materials) in his care, custody or control, which are proprietary to or belong to the Company or any of the Company Group or which relate to the business of the Company or any of the Company Group, except for the iPad and laptop computer referenced in Section 2.C. of this Agreement.  The Executive further

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promises the Company that he will return, surrender and deliver to the Company any such Company documents, information, data or property he subsequently discovers in his care, custody, control or possession, within three (3) business days after he discover the existence of any such Company documents, information, data or property.

11.Confidentiality.  The Executive promises and agrees not to discuss, disclose or divulge the terms, contents or existence of this Agreement (specifically including the amount of money being paid to him under this Agreement) with or to any person or entity, and not to show this Agreement to any person or entity, except his financial, legal or tax advisor or his immediate family (each of whom shall be informed of this confidentiality provision and shall be required by the Executive to keep this information confidential), or when otherwise required by law or process of law or by a regulatory agency, or for the specific purpose of enforcing the terms of this Agreement; provided further that this restriction shall not bar the Executive from disclosing to his prospective employers or subsequent employers, or any entities for whom he otherwise desires or intends to perform services, the covenants set forth or referenced in Sections 6, 8 and 14 of this Agreement.

12.Cooperation.  By signing this Agreement, the Executive promises and agrees, at all times after the Separation Date, to reasonably cooperate with the Company and the Company Group and their officers, directors, employees, agents and legal counsel, upon reasonable notice and at reasonable times, in connection with the defense or prosecution of any private party claim, complaint, charge, suit, audit, investigation, or action previously or hereafter asserted or filed by a private party against the Company or any of the Company Group which relates to, arises out of or is connected directly or indirectly with (a) the Executive’s employment with the Company, (b) any other relationship or dealings between the Executive and the Company or any of the Company Group, or (c) any other matter relating to the Company or any of the Company Group about which the Executive may have knowledge.  The Executive’s reasonable cooperation with the Company shall continue throughout the pendency of any such private party claim, complaint, charge, suit, audit, investigation, or action.  Further, the Executive promises and agrees that, in the event he is subject to a valid and enforceable subpoena or court order which compels his testimony at a trial, hearing or deposition in a private party lawsuit or other private party action concerning his employment relationship with or work for the Company, or any other matter relating to the Company or any of the Company Releasees, he will provide reasonable and prompt notice of this fact to the Company (sent to the attention of: Jenny Svenson, SVP, CHRO, 82 Main Street, Bar Harbor, Maine 04609, jsvenson@barharbor.bank, including a copy of any process, correspondence or communication received, not later than three (3) business days after his receipt of such process, correspondence or communication, and reasonably cooperate with the Company and its officers, directors, employees, agents and legal counsel prior to and during his testimony, to the maximum extent possible, consistent with his obligation to provide truthful testimony.  The Executive’s cooperation in this regard shall include, but shall not be limited to, full consultation with reasonable notice, at a reasonable time, with the Company’s officers, directors, employees, agents and legal counsel, and cooperation with any attempts by the Company to oppose disclosure of information sought or obtain a protective order or similar treatment regarding information sought.  The Executive further agrees that, in the event he is named as a defendant or respondent in a civil legal proceeding resulting from, arising out of, or connected directly or indirectly with the Executive’s employment with the Company, or any act, omission or conduct occurring during the Executive’s employment with the Company, he will provide reasonable and prompt notice of this fact to the Company.  The Executive further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Section.  In the event that the Executive is requested by the Company to cooperate and/or provide testimony as required in

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this Section, the Company shall assign counsel to represent the interests of the Executive and shall reimburse the Executive for his reasonable out-of-pocket travel, lodging and meal expenses, if any.

13.Representation Regarding Private Legal Action.  The Executive represents, acknowledges and agrees that he has not filed any private complaints, charges, lawsuits, actions, administrative charges or legal proceedings against the Company or any of the Company Releasees with any federal, state or local governmental agency, court or other body (each individually a “Proceeding”).  The Executive (a) acknowledges that he will not file or initiate or encourage or cause to be filed or initiated on his behalf any Proceeding against the Company or any of the Company Releasees based upon conduct or matters occurring prior to the date of this Agreement, and will not participate in any such Proceeding against the Company or any of the Company Releasees, in each case, except as required by law or as set forth below, and (b) waives any monetary benefit, recovery or relief against the Company and the Company Releasees arising out of any Proceeding (regardless of who has filed or initiated the Proceeding), including any Proceeding conducted by the EEOC.  Further, the Executive understands that by entering into the Agreement, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue claims against the Company Releasees, and that the consideration provided to the Executive in this Agreement shall be the sole relief provided by the Company and/or the Company Releasees for the claims that are released by the Executive herein.

14.Non-Solicitation And Non-Interference Covenants.

A.Non-Solicitation of Clients, Customers And/Or Accounts.  The Executive hereby agrees that, for a period of one (1) year after the Separation Date, he will not for any reason, whether personally or in association with others, and whether on behalf of or in conjunction with any entity or person, directly or indirectly, call upon or solicit any client, customer or account of the Company or any of the Company Group for the purpose of inducing or causing that client, customer or account to cease doing business or to modify its relationship with the Company or any of the Company Group or to conduct business with any entity engaged in competition with the Company or any of the Company Group.  For purposes of this Agreement, “client, customer, or account” shall mean any client, customer or account, or prospective client, customer or account, of the Company or any of the Company Group (i) with whom the Executive had dealings directly or indirectly in connection with the Executive’s employment with the Company during the two (2) year period immediately prior to the Separation Date, or (ii) about whom the Executive had access to Confidential Information through the Executive’s employment with the Company during the two (2) year period immediately prior to the Separation Date.

B.Non-Interference With The Company’s Business.  The Executive hereby agrees that, for a period of one (1) year after the Separation Date, he will not for any reason, whether personally or in association with others, and whether on behalf of or in conjunction with any entity or person, directly or indirectly: (i) maliciously or willfully interfere or attempt to interfere with or maliciously or willfully hinder, or use any Confidential Information to interfere or attempt to interfere with, disrupt, or hinder, the business relationship of the Company or any of the Company Group with any business partners, clients, referral sources, investors, lenders, acquisition targets, suppliers or vendors doing business with the Company or any of the Company Group; (ii) maliciously or willfully interfere or attempt to interfere with or maliciously or willfully hinder any of the acquisitions or other transactions planned, discussed or announced by the Company or any of the Company Group; or (iii) solicit, persuade, encourage, induce or entice any investors, business partners, clients, referral sources, suppliers or

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vendors to terminate or otherwise restrict, limit, reduce or modify their contractual or other relationship or business dealings with the Company or any of the Company Group, or any of its or their officers, directors, employees, or agents.

C.The Executive acknowledges and agrees that he has carefully read and fully understands the covenants set forth in this Section 14, and that the specific enforcement of such covenants and the terms and provisions contained therein, will not diminish his ability to earn a livelihood or create or impose upon him any unfair or undue hardship.  The Executive acknowledges and agrees that any breach by him of the covenants set forth in this Section 14 will cause irreparable damage to the Company.  If the Executive violates any such covenants, the duration of any covenant or provision so violated automatically shall be extended for a period equal to the period during which the Executive shall have been in violation of such covenant or provision.

15.Survival And Reaffirmation Of Terms And Provisions Of Other Restrictive Covenants.  By signing this Agreement, the Executive promises, covenants and agrees to comply in full with the terms and conditions of any other confidentiality, non-disclosure, non-competition, non-solicitation and/or intellectual property covenants or provisions he entered into with the Company or promised to comply with.  The Executive understands, acknowledges and agrees that (a) such other covenants and provisions shall continue to apply to the Executive according to their terms despite the termination of the Executive’s employment with the Company and the Parties’ execution of this Agreement, and (b) the Executive remains fully responsible and liable for complying with all of his obligations and promises in such covenants and provisions.

16.Non-Admission Of Liability.  This Agreement is not an admission of liability, wrongdoing, or unlawful conduct by or on the part of any Party.

17.Knowing And Voluntary Agreement.  The Parties to this Agreement acknowledge and agree that each of them has had a full opportunity to review the terms and provisions of this Agreement and that each of them enters into this Agreement after appropriate investigation and consideration of the meaning and effect of the terms of this Agreement and without reliance upon any representation of any other Party to this Agreement other than those specifically set out herein and that they understand this Agreement constitutes a final and complete release of all claims against the Party released, regardless of their kind or character, including any possible claim which might be discovered in the future, arising out of the factual basis or allegations of any lawsuit either previously filed or filed in the future.  By executing this Agreement, the Parties represent and agree that they have carefully read and fully understand all the provisions of this Agreement, and that they are knowingly and voluntarily entering into this Agreement.

18.Twenty-One (21) Day Review Period.  The Executive understands and acknowledges that he has been given a period of twenty-one (21) days from the date he was first given a copy of this Agreement to consider its terms and decide whether or not to sign this Agreement (the “Review Period”).  Further, he acknowledges and understands that: (a) this is all the time he needs to think about and make this decision; (b) he may use as much of the Review Period as he wishes prior to signing this Agreement; (c) he may voluntarily decide to sign this Agreement prior to the expiration of the Review Period; (d) to the extent he decides to sign this Agreement prior to the expiration of the Review Period, he waives his right to insist upon the full Review Period; and (e) if he signs this Agreement prior to the expiration of the Review Period, he is doing so knowingly, freely and voluntarily.  Further, the Executive, acknowledges and agrees that if he fails to sign this Agreement and return it to the Company

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within the Review Period, or he cancels this Agreement as provided in Section 20 below, then the Company’s offer to provide the Executive with the Separation Payment and COBRA Payments set forth in this Agreement shall automatically be withdrawn, canceled and rendered null and void.

19.Opportunity For Review With Counsel.  The Company advises the Executive in writing to talk with his attorney before executing this Agreement.  The Executive expressly acknowledges he has been advised to consult with an attorney prior to signing this Agreement.  By executing this Agreement, the Parties represent, acknowledge and agree that they fully understand their right to discuss all aspects of this Agreement with their own attorneys, that to the extent they wanted to talk to an attorney they have availed themselves of that right, that they have carefully read and fully understand all the provisions of this Agreement, and that they are knowingly and voluntarily entering into this Agreement.  The Parties further represent, acknowledge and agree that each of them enters into this Agreement after appropriate investigation and consideration of the meaning and effect of the terms of this Agreement and without reliance upon any representation of any other Party to this Agreement other than those specifically set out herein, and that they understand this Agreement constitutes a final and complete release of all claims against the Party released, regardless of their kind or character, including any possible claim which accrued prior to the date the Executive executes this Agreement, but is discovered in the future.

20.Seven (7) Day Revocation Period.  The Parties understand, acknowledge and agree that the Executive may cancel this Agreement during the seven (7) day period after the Executive signs this Agreement (the “Revocation Period”).  Therefore, this Agreement will not become effective or enforceable until the eighth (8th) day after the Executive has signed this Agreement.  If the Executive cancels this Agreement during the Revocation Period, then this Agreement shall not be effective or enforceable and the Executive shall not be entitled to receive any of the payments described above (except for wages, payments or benefits due and owing to the Executive as a matter of law).  If the Executive decides to cancel this Agreement, he must do so by notifying the Company in writing (by registered, certified or overnight mail) to the attention of: Jenny Svenson, SVP, CHRO, 82 Main Street, Bar Harbor, Maine 04609, jsvenson@barharbor.bank.  The Executive’s written notice to cancel must be delivered to the Company during the Revocation Period.  If the Executive has signed and returned this Agreement and does not give the Company a written cancellation notice during the Revocation Period, this Agreement will automatically become binding on the Executive.

21.Severability.  The provisions of this Agreement are severable.  If any provision of this Agreement, or any portion thereof, is held, by a court of competent jurisdiction, to be invalid or unenforceable or to conflict with any federal, state or local law, such provision or portion or portions of this Agreement are hereby declared to be of no force or effect in such jurisdiction, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included.  In the event that any provision of this Agreement is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

22.Remedies Upon Breach.  The Executive acknowledges and agrees that, in the event he breaches any of the terms or provisions of this Agreement or any of the conduct provisions in any equity or equity rights plan or pension plan administered by the Company or any member of the Company Group, nothing herein shall be construed to preclude or limit the Company from asserting claims or filing a lawsuit against the Executive for the purpose of: (a) enforcing its rights under this

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Agreement; (b) recovering moneys paid or benefits provided under this Agreement; or (c) pursuing any other rights and remedies available under law.  The Company acknowledges and agrees that, in the event it breaches any of the terms or provisions of this Agreement, nothing herein shall be construed to preclude or limit the Executive from asserting claims or filing a lawsuit against the Company for the purpose of: (i) enforcing his rights under this Agreement; or (ii) pursuing any other rights and remedies available under law.  This Agreement may be introduced as evidence in a proceeding or court action only for purposes of enforcing its terms or to evidence the Parties’ intent in executing it.

23.Waiver Of A Breach. A waiver by any Party of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of the same or any other provisions of this Agreement.  The understandings and representations of the Parties set forth in this Agreement shall survive any breach of this Agreement and be enforceable by any non-breaching Party.

24.Entire Agreement.  This Agreement is the entire agreement between the Parties with respect to the Executive’s employment with the Company and the separation of that employment and supersedes and replaces any and all prior and contemporaneous agreements, representations, promises or understandings of any kind between the Parties, excluding only the Company’s Code of Conduct and Business Ethics, and any agreements, policies, provisions or promises regarding confidentiality or non-disclosure or return of Company information or property, and/or any other restrictive covenants.  No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both Parties.

25.Interpretation Of Agreement.  The Parties to this Agreement acknowledge that: (a) this Agreement and its reduction to final written form are the result of good faith negotiations between the Parties; (b) said Parties have carefully reviewed and examined this Agreement before execution and consulted counsel as each of them felt necessary; and (c) any statute or rule of construction that ambiguities are to be resolved against the drafting Parties shall not be employed in the interpretation of this Agreement.

26.Assignability And Binding Effect.  This Agreement, and all the provisions contained herein, shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto, and their respective heirs, successors and permitted assigns.  This Agreement may be transferred or assigned by the Company.  The obligations of the Executive under this Agreement may not be delegated by the Executive, and the Executive may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted delegation, assignment, transfer or disposition by the Executive shall be null, void and without effect.

27.Medicare Reporting Requirements.  The Executive affirms, covenants and expressly warrants that: he is not currently a Medicare beneficiary and is not currently receiving, has not received in the past, and will not have received at the time of the Separation Payment, and has not applied for, Medicare benefits; is not suffering from end stage renal failure; has not received Social Security benefits for twenty-four (24) months or longer; has not applied for Social Security disability benefits; has not been denied Social Security disability benefits and is appealing the denial; and, therefore, no Medicare Set Aside Allocation is being established; provided that, in the event any statement in the preceding sentence is incorrect (e.g., if the Executive is Medicare eligible or a Medicare beneficiary, etc.), such incorrect statement(s) shall not apply and shall be deemed stricken from this Agreement.  The Executive further affirms, covenants, and warrants that: (a) he has made no claim for illness or

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injury against, nor is he aware of any facts supporting a claim for illness or injury against, the Company Releasees pursuant to which the Company could be liable for medical expenses incurred by the Executive before or after the execution of this Agreement; (b) he is aware of no medical expenses which Medicare has paid and for which the Company is or could be liable now or in the future; (c) the claims released herein are not related to any illness or injury for which the Executive would apply or receive Medicare benefits; and (d) to the best of his knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist.  The Executive understands that he is required by law to disclose the forgoing information to the Company in connection with this Agreement.  The Executive understands that failure to do so may result in penalties being assessed against the Executive, the Parties, and their attorneys.  The Executive declares and warrants that he is aware of the requirements of the Medicare Secondary Payer Act (“MSP”), and the Executive understands that Medicare has an interest in recovering any benefits paid when it is used as a source of secondary payment.  The Executive therefore agrees to release, hold harmless, and indemnify the Company and the Releasees from any Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and any remedies, reprisals, or penalties that result from the Executive’s failure to disclose or release the Executive’s status as a Medicare beneficiary.  In the event that any of the above information provided by the Executive is false or in any way incorrect, the Executive shall be solely liable for any and all actions, causes of actions, penalties, claims, costs, services, compensation or the like resulting from these inaccuracies.  The Executive acknowledges that Medicare may require him to exhaust all of the payments in Section 2 on Medicare covered expenses should he become Medicare eligible within thirty (30) months.  The Executive waives any claims for damages, including a private cause of action provided in the MSP, 42 U.S.C. Section 1395y(b)(3)(A), should Medicare deny coverage for any reason, including the failure to establish a set aside allocation to protect Medicare’s interest.

28.Governing Law/Jurisdiction.  This Agreement and any disputes arising in connection with it shall be governed in all respects by and construed in accordance with the substantive laws of the State of Maine, without regard to the principles of conflicts of law.  The federal and state courts located in the State of Maine shall have sole and exclusive jurisdiction over any dispute arising out of or relating to this Agreement, and each Party hereby expressly consents to the jurisdiction of such courts and waives any objection (whether on grounds of venue, residence, domicile, inconvenience of forum or otherwise), to such a proceeding brought before such a court.

29.Waiver Of Trial By Jury.  Each of the Parties to this Agreement hereby waives any right to trial by jury on any claim, counterclaim, setoff, demand action or cause of action (a) arising out of or in any way pertaining or relating to this Agreement, or (b) in any way connected with or pertaining or related to or incidental to any dealings of the Parties hereto with respect to this Agreement, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise.  The Parties agree that either of them may file a copy of this Agreement with any court as written evidence of the knowing, voluntary, and bargained agreement between the Parties irrevocably to waive trial by jury, and that any dispute or controversy whatsoever between them shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

30.Injunctive Relief.  The Executive acknowledges and agrees that the terms of this Agreement are reasonable and that the Executive’s compliance with this Agreement is necessary to protect the business and good-will of the Company and the Company Group and that any actual or prospective breach of the Executive’s promises or covenants in this Agreement will cause irreparable harm to the Company and that the damages arising therefrom would be difficult, if not impossible, to

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ascertain.  Accordingly, if the Executive breaches or attempts to breach any of the promises or covenants in this Agreement, the Company shall be entitled to obtain immediate temporary, preliminary and permanent injunctive relief by any court of competent jurisdiction to enforce the terms of this Agreement and enjoin the Executive from continuing or commencing any activity which would violate this Agreement, in addition to any and all other rights or remedies available to the Company under applicable law.

31.Captions.  The captions of the paragraphs of this Agreement are for convenience only and shall not be considered or referenced to in resolving questions of construction and/or interpretation.

32.Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.  This Agreement, to the extent signed and delivered by means of a facsimile machine or PDF, shall be treated in all manner and respects as an original signed agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

33.Section 409A. The Parties hereto intend that all payments and benefits to be made or provided to the Executive hereunder either will be exempt from, or will be paid or provided in compliance with, all applicable requirements of Section 409A of the U.S. Internal Revenue Code, the regulations issued thereunder and all notices, rulings and other guidance issued by the Internal Revenue Service interpreting the same (collectively, “Section 409A”), and the provisions of this Agreement shall be construed and administered in accordance with such intent.  In furtherance of the foregoing, the provisions set forth below shall apply notwithstanding any other provision in this Agreement to the contrary:

A.All payments to be made to the Executive hereunder, to the extent they constitute a deferral of compensation subject to the requirements of Section 409A (after taking into account all exclusions applicable to such payments under Section 409A), shall be made no later, and shall not be made any earlier, than at the time or times specified herein for such payments to be made, except as otherwise permitted or required under Section 409A.

B.The date of the Executive’s “separation from service,” as defined in Section 409A (and as determined by applying the default presumptions in Treas. Reg. §1.409A-1(h)(1)(ii)), shall be treated as the date of the Executive’s termination of employment for purposes of determining the time of payment of any amount that becomes payable to the Executive hereunder upon his termination of employment and that is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment under Code Section 409A.

C.To the extent any payment otherwise required to be made to the Executive hereunder on account of  the Executive’s separation from service is properly treated as a deferral of compensation subject to Section 409A after taking into account all exclusions applicable to such payment under Section 409A, and if the Executive is a “specified employee” under Section 409A at the time of the Executive’s separation from service, then, to the extent necessary to avoid the imposition of excise taxes or other penalties under Section 409A, such payment shall not be made until the first business day after the earlier of: (i) the expiration of six (6) months from the date of the Executive’s separation from service; or (ii) the date of the Executive’s death (such first business day, the “Delayed Payment Date”).  On the Delayed Payment Date, there shall be paid to the Executive or, if he has died, to the

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Executive’s estate, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

D.To the extent that the reimbursement of any expenses eligible for reimbursement or the provision of any in-kind benefits under any provision of this Agreement would be considered deferred compensation under Section 409A (after taking into account all exclusions applicable to such reimbursements and benefits under Section 409A):  (i) reimbursement of any such expense shall be made by the Company in accordance with its expense reimbursement plans and policies as soon as administratively practicable after such expense has been incurred, but in any event by no later than December 31st of the year following the year in which the Executive incurs such expense; (ii) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; and (iii) the Executive’s right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefit.

E.This Agreement is intended to comply with Section 409A, and the Parties shall cooperate fully with one another to ensure compliance with Section 409A, including, without limitation, adopting amendments to arrangements subject to Section 409A and operating such arrangements in compliance with Section 409A; provided, however, nothing in this Agreement shall require the Company to indemnify the Executive for any taxes, penalties or interest that may be imposed on him under Section 409A and the Company makes no representations or warranties to the Executive that the provisions of this Agreement or any other arrangement described herein meets the requirements of Section 409A.

F.If any payment of money or the provision of any benefit hereunder constitutes a deferral of compensation subject to Section 409A, and could potentially be made or provided in two different calendar years based on when the Executive signs and delivers this Agreement, such payment or benefit shall be made or provided to the Executive no earlier than the first business day of the second of such calendar years.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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In Witness Whereof, the Parties hereto have executed this Agreement as of the date and year set forth below.

Bar Harbor Bank & Trust

Date: May 3, 2021	By:	/s/ Jennifer Svenson
	Name:	Jennifer Svenson
	Its:	Chief Human Resources Officer

Bar Harbor Bankshares

Date: May 3, 2021	By:	/s/ Curtis C. Simard
	Name:	Curtis C. Simard
	Its:	President & Chief Executive Officer

I have read everything in this Agreement, and I understand everything that is in this Agreement, and my signature below acknowledges that this Agreement is written in a manner that I understand.  I understand that this Agreement is a contract and a legal document and that I should talk to my lawyer about it before signing it.  I understand and have been told by the Company that I may take twenty-one (21) days to decide whether or not I want to sign this Agreement.  I acknowledge and agree that if I decide to sign this Agreement prior to considering it for twenty-one (21) days, I do so knowingly and voluntarily and by so doing waive my right to use the full twenty-one (21) days to consider this Agreement.  I hereby state that I have had all of the time I want and need to talk to a lawyer about this Agreement before signing it.  No one has made me any promises to get me to sign this Agreement, except for the promises that are written on this Agreement itself.  No one has forced me to sign this Agreement and I sign it of my own free will.  I understand that I can cancel this Agreement within seven (7) days if I want to.  I hereby accept and agree to all of the terms of this Agreement.

May 3, 2021	/s/ Richard B. Maltz
Date	Richard B. Maltz

NOTICE TO EXECUTIVE:

You are not permitted to sign this Agreement until after the Separation Date (as defined above on page 1). An Agreement signed on or before the Separation Date will not be effective or enforceable and will need to be re-signed.

You must initial each page of this Agreement in the space marked, and sign and date this Agreement on the last page, prior to returning it to the Company. No Separation Payment or COBRA Payments will be made unless this Agreement is properly executed.

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